Exhibit 99.2

Cavium Networks Contact:

Art Chadwick	Angel Atondo
Vice President of Finance and Administration	Marketing Communications Manager
and Chief Financial Officer	Tel: (650) 623-7033
Tel: (650) 623-7063	Email: angel.atondo@caviumnetworks.com
Email: art.chadwick@caviumnetworks.com

Cavium Networks

Announces Financial Results for Q4 2010

MOUNTAIN VIEW, Calif., January 31, 2011 – Cavium Networks, Inc. (NASDAQ: CAVM), a leading provider of highly integrated semiconductor products that enable intelligent processing for networking, communications, and the digital home, today announced financial results for the fourth quarter of 2010 ended December 31, 2010.

Revenue in the fourth quarter of 2010 was $59.8 million, an 8% sequential increase from the $55.2 million reported for the third quarter of 2010 and an increase of 86% from the $32.1 million reported for the fourth quarter of last year. Revenue for fiscal year 2010 was $206.5 million, a 104% increase from the $101.2 million reported for fiscal year 2009.

Generally Accepted Accounting Principles (GAAP) Results

Net income for the fourth quarter of 2010, on a GAAP basis, was $34.6 million, or $0.70 per diluted share, compared to net income of $5.0 million, or $0.10 per diluted share in the third quarter of 2010, and a net loss of $4.5 million, or $0.11 per diluted share in the fourth quarter of last year. Fourth quarter net income includes a net tax benefit of $27.8 million, due to a $28.9 million one-time release of the valuation allowance primarily from federal deferred tax assets as a result of our recent history of profitability and expectation of future profitability. This amount was partially offset by an adjustment to unrecognized tax benefits of $0.7 million. Gross margins were 62.7% in the fourth quarter of 2010 compared to 62.3% in the third quarter of 2010 and 51.5% in the fourth quarter of 2009. Total cash and cash equivalents were $90.7 million at December 31, 2010.

Non-GAAP Results

Cavium Networks believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. Non-GAAP financial measures in the fourth quarter of 2010 exclude a one-time net tax benefit of $28.2 million. In addition, Non-GAAP financial measures in the fourth quarter of 2010 exclude expenses totaling $8.5 million related to stock-based compensation and related payroll expense, amortization of acquired intangible assets and acquisition related expenses. The reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this release.

Net income for the fourth quarter of 2010, on a non-GAAP basis, was $14.9 million, or $0.29 per diluted share, compared with non-GAAP net income of $12.5 million, or $0.25 per share in the third quarter of 2010. Gross margins, on a non-GAAP basis, were 65.2% in the fourth quarter of 2010 compared to 65.1% in the third quarter of 2010. Operating margins (non-GAAP income from operations as a percentage of revenue), on a non-GAAP basis, were 25.7% in the fourth quarter of 2010 compared to 23.9% in the third quarter of 2010.

“This quarter was our seventh quarter of strong sequential sales growth. In addition, design win traction continues to be very strong across our entire family of products, including numerous design wins for Octeon II, Purevu, Econa, and Nitrox III. We generated strong cash flow during the quarter. In addition, non-GAAP gross margins and non-GAAP operating income expanded sequentially by 10 and 180 basis points, respectively. This led to record quarterly GAAP and non-GAAP earnings for the company” said Syed Ali, president and CEO of Cavium Networks.

Recent News Highlights

•	January 26, 2011 - Advantech & Cavium Networks announced that they are presenting the first OCTEON® II Rack Mount Appliance at Mobile World Congress 2011

•	January 10, 2011 - Cavium Networks Introduced TurboDPI – A Complete Solution Integrating Protocol Analysis, Application Recognition, URL Filtering, IDS/IPS and Anti-Malware

•	January 07, 2011 - Entropic Communications and Cavium Networks Partnered On Industry’s First MoCA 2.0 Ethernet to Coax Reference Design at CES 2011

•	January 06, 2011 - Cavium and ARM Strengthen Partnership to Develop Next Generation Multi-core SoCs for Consumer and Broadband Networking Applications

•	January 05, 2011 - Cavium and LG announced a collaboration to develop Next Generation Wireless TVs

•	January 05, 2011 - Monster® and Cavium Teamed Up to Enable Next Generation Multimedia Home Streaming

•	January 05, 2011 - EDIMAX Technology Deployed Multiple, Industry Leading Network Attached Storage Platforms based on Cavium Networks’ ECONA™ Processors

•	January 05, 2011 - Cavium Networks and DSP Group announced Partnership to Develop Market-ready Solutions for the Broadband-connected, Digital Home

•	January 05, 2011 - Tenda Technology Deployed Revolutionary SMB Router Platforms based on Cavium Networks’ ECONA™ Processors

•	January 04, 2011 - Cavium Unveiled WiVu™, the Most Feature-Rich Home Media Distribution and Wireless Display Solution for the Consumer Market at CES 2011

•	January 04, 2011 - Actiontec announced MyWirelessTV™ Line of Wireless HDMI Adapters Featuring Cavium’s PureVu™ Processors for Dynamic, Low-Latency Performance at CES 2011

•	January 04, 2011 - Alco Electronics announced Adoption of Cavium Networks’ PureVu™ Video Processors for its RCA Home Theatre Systems

•	January 04, 2011 - Delta Electronics announced Adoption of Cavium’s PureVu™ Video Processors to Enable Wireless Digital Projectors

•	January 04, 2011 - IOGEAR announced that it Selected Cavium’s PureVu™ Processors for its Next Generation of Retail Multimedia Home Streaming Devices

•	January 04, 2011 - TCL announced that it Selected Cavium Networks’ PureVu™ Video Processors for its Networked Display Products

•	January 04, 2011 - Actiontec Unveils MyWirelessTV™ - A Line of Wireless HDMI Adapters Supporting Full 3D HD Video over WiFi with Minimal Latency at CES 2011

•	January 03, 2011 - Cavium Networks Showcased Complete Connected Home Solutions for Whole Home Wireless Video Distribution at 2011 International CES

•	November 15, 2010 - Cavium Networks announced Expansion of the OCTEON II Multi-core Family to Deliver Unmatched Integration and Compatibility across Widest Range of Price/Performance Points

•	October 31, 2010 - Green Hills Software Showcased Leading Military Communication Solutions for Next-Generation Device Development

Cavium Networks, Inc. will broadcast its fourth quarter 2010 financial results conference call today, January 31, 2011, at 2 p.m. Pacific time (5 p.m. Eastern time). The conference call will be available via a live web cast on the investor relations section of the Cavium Networks website at http://www.caviumnetworks.com. Please access the website at least a few minutes prior to the start of the call in order to download and install any necessary audio software. An archived web cast replay of the call will be available on the web site for a limited period of time.

About Cavium Networks

Cavium Networks is a leading provider of highly integrated semiconductor products that enable intelligent processing for networking, communications and the digital home. Cavium Networks offers a broad portfolio of integrated, software-compatible processors ranging in performance from 10 Mbps to 40 Gbps that enable secure, intelligent functionality in enterprise, data-center, broadband/consumer and access and service provider equipment. Cavium Networks processors are supported by ecosystem partners that provide operating systems, tool support, reference designs and other services. Cavium Network’s principal offices are in Mountain View, CA with design team locations in California, Massachusetts, India and Taiwan. For more information, please visit: http://www.caviumnetworks.com.

Note on Forward-Looking Statements

This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks, uncertainties and assumptions. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to the rate of new design wins, acceptance by customers of Cavium’s new product introductions, whether or not the company can continue to expand gross margins and operating margins, the rate at which existing design wins go into production, pricing pressures; general economic conditions; manufacturing difficulties; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Cavium’s business are set forth in the “Risk Factors” section of our Form 10K filed with the Securities and Exchange Commission on March 1, 2010. All forward-looking statements in this press release are based on information available to us as of the date hereof and qualified in their entirety by this cautionary statement, and we assume no obligation to revise or update these forward-looking statements.

CAVIUM NETWORKS, INC.

Unaudited GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	December 31, 2010	September 30, 2010
Net revenue	$59,803	$55,207
Cost of revenue	22,315	20,811

Gross profit	37,488	34,396

Operating expenses:
Research and development	15,914	15,807
Sales, general and administrative	14,751	12,981

Total operating expenses	30,665	28,788

Income from operations	6,823	5,608

Other income, net:
Interest expense	(83)	(93)
Interest income and other, net	111	94

Total other income, net	28	1

Income before provision for income taxes	6,851	5,609
(Benefit from) Provision for income taxes	(27,770)	643

Net income	$34,621	$4,966

Net income per common share, basic	$0.76	$0.11
Shares used in computing basic net income per common share	45,817	44,888
Net income per common share, diluted	$0.70	$0.10

Shares used in computing diluted net income per common share	49,611	48,182

CAVIUM NETWORKS, INC. Unaudited Reconciliation of Non-GAAP Adjustments (in thousands)

Reconciliation of GAAP research and development expenses to non-GAAP:
GAAP research and development expenses	$15,914	$15,807
Stock-based compensation and related payroll taxes	(2,940)	(2,862)

Non-GAAP research and development expenses	$12,974	$12,945

Reconciliation of GAAP sales, general and administrative expenses to non-GAAP
GAAP sales, general and administrative expenses	$14,751	$12,981
Stock-based compensation and related payroll taxes	(2,924)	(2,766)
Amortization of acquired intangibles	(183)	(127)
Acquisition-related expenses	(454)	(248)
Acquisition-related compensation expenses	(494)	—

Non-GAAP sales, general and administrative expenses	$10,696	$9,840

CAVIUM NETWORKS, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except per share data and percentages)

	Three Months Ended
	December 31, 2010	September 30, 2010
Reconciliation of GAAP gross profit & margin to non-GAAP:
Net revenue	$59,803	$55,207
GAAP gross profit	37,488	34,396
GAAP gross margin	62.7%	62.3%
Amortization of acquired intangibles:
Cost of revenue	1,174	1,090
Stock-based compensation and related payroll taxes:
Cost of revenue	348	469

Non-GAAP gross profit	$39,010	$35,955

Non-GAAP gross margin	65.2%	65.1%

	Three Months Ended
	December 31, 2010	September 30, 2010
Reconciliation of GAAP income from operations to non-GAAP:
GAAP income from operations	6,823	$5,608
Amortization of acquired intangibles	1,357	1,217
Stock-based compensation and related payroll taxes	6,212	6,097
Acquisition-related expenses	454	248
Acquisition-related compensation expenses	494	—

Non-GAAP income from operations	$15,340	$13,170

Non-GAAP income from operations as a percentage of revenue	25.7%	23.9%

	Three Months Ended
	December 31, 2010	September 30, 2010
Reconciliation of GAAP net income to non-GAAP:
GAAP net income	$34,621	$4,966
Non-GAAP adjustments:
Stock-based compensation and related payroll taxes:
Cost of revenue	348	469
Research and development	2,940	2,862
Sales, general and administrative	2,925	2,766
Amortization of acquired intangibles:
Cost of revenue	1,174	1,090
Sales, general and administrative	183	127
Acquisition-related expenses	454	248
Acquisition-related compensation expenses	494	—
Release of tax valuation allowance, net of unrecognized tax benefit	(28,239)	—

Total of non-GAAP adjustments	(19,721)	7,562

Non-GAAP net income	$14,900	$12,528

GAAP net income per share (diluted)	$0.70	$0.10

Non-GAAP adjustments detailed above	(0.41)	0.15
Non-GAAP net income per share (diluted)	$0.29	$0.25

GAAP weighted average shares (diluted)	49,611	48,182
Non-GAAP share adjustment	1,600	2,061

Non-GAAP weighted average shares (diluted)	51,211	50,243

CAVIUM NETWORKS, INC.

Unaudited GAAP Condensed Consolidated Balance Sheets

(in thousands)

	As of	As of
	December 31, 2010	September 30, 2010
Assets
Current assets:
Cash and cash equivalents	$90,673	$83,255
Accounts receivable, net	29,912	31,725
Inventories	31,556	22,697
Prepaid expenses and other current assets	2,423	3,440
Deferred income taxes	4,107	—

Total current assets	158,671	141,117
Property and equipment, net	14,162	14,021
Intangible assets, net	29,226	28,658
Goodwill	57,230	55,789
Deferred income taxes	27,142	—
Other non-current assets	1,366	1,488

Total assets	$287,797	$241,073

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,161	$13,274
Accrued expenses and other current liabilities	8,136	6,855
Deferred revenue	15,361	19,820
Capital lease and technology license obligations, current	8,088	10,966

Total current liabilities	45,746	50,915
Capital lease and technology license obligations, net of current	2,956	3,721
Deferred tax liability	2,093	—
Other non-current liabilities	2,392	1,949

Total liabilities	53,187	56,585

Stockholders’ equity
Common stock	46	45
Additional paid-in capital	276,057	260,557
Accumulated deficit	(41,493)	(76,114)

Total stockholders’ equity	234,610	184,488

Total liabilities and stockholders’ equity	$287,797	$241,073